                                                                    EXHIBIT 3(i)

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  HBO & COMPANY

                                    * * * * *

         1.       The name of the corporation is

                                  HBO & COMPANY

         2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The total number of shares of stock which the Company shall have authority to issue is one billion and one million (1,001,000,000), one billion (1,000,000,000) of which shall be common stock with a par value of five cents ($.05) per share, amounting in the aggregate to fifty million dollars ($50,000,000), and one million (1,000,000) of which shall be preferred stock without par value.

            The preferred stock may be issued from time to time in one or more series. The powers, designations, preferences, and other rights and qualifications, limitations or restrictions of the preferred stock of each series shall be such as are stated and expressed in this Article 4 and, to the extent not stated and expressed herein, shall be such as may be fixed by the board of directors (authority so to do being hereby expressly granted) and stated and expressed in a resolution or resolutions adopted by the board of directors, providing for the initial issue of preferred stock of such series. Such resolution or resolutions shall (a) fix the dividend rights of holders of shares of such series, (b) fix the terms on which stock of such series may be redeemed if the shares of such series are to be redeemable, (c) fix the rights of the holders of stock of such series upon dissolution or any distribution of assets, (d) fix the terms or amount of the sinking fund, if any, to be provided for the purchase or redemption of stock of such series, (e) fix the terms upon which the stock of such series may be converted into or exchanged for stock of any other class or classes or of any one or more series of preferred stock if the shares of such series are to be convertible or exchangeable, (f) fix the voting rights, if any, of shares of such series, and (g) fix such other powers, designations, preferences and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof desired to be so fixed.

            Except to the extent otherwise provided in the resolution or resolutions of the board of directors providing for the initial issue of shares of a particular series or expressly required by law, holders of shares of preferred stock of any series shall be entitled to one vote for each share thereof so held, shall vote share for share with the holders of the common stock without distinction as to class, and shall not be entitled to vote separately as a class or series of a class. The number of shares of preferred stock authorized to be issued may be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, and the holders of the preferred stock shall not be entitled to vote separately as a class or series of a class on any such increase or decrease.

            All shares of any one series of preferred stock shall be identical with each other in all respects except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall accumulate, and all series of preferred stock shall rank equally and be identical in all respects except as specified in the respective resolutions of the board of directors providing for the initial issue thereof.

            Subject to the prior and superior rights of the preferred stock as set forth in any resolution or resolutions of the board of directors providing for the initial issuance of any particular series of preferred stock, such dividends (payable in cash, stock or otherwise) as may be determined by the board of directors may be declared and paid on the common stock from time to time out of any funds legally available therefor, and the preferred stock shall not be entitled to participate in any such dividend.

         5. The name and mailing address of each incorporator is as follows:

                           NAME             MAILING ADDRESS

                  B.A. Pennington           100 West Tenth Street
                                            Wilmington, Delaware  19801

                  W.J. Reif                 100 West Tenth Street
                                            Wilmington, Delaware  19801

                  R.F. Andrews              100 West Tenth Street
                                            Wilmington, Delaware  19801

         6. The corporation is to have perpetual existence.

         7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

         8. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the Bylaws of the corporation. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

         9. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         10. Except as set forth in paragraphs 11 and 12 hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         11. In addition to the requirements of law and paragraph 12 hereof:

                  (A) The affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting) not Beneficially Owned by Controlling Persons shall be required for the approval of a Business Combination unless:

                     (1) all of the following conditions have been met:

                          (a) the Business Combination will result in an
                      involuntary sale, redemption, cancellation, or other termination of ownership of all shares of Common Stock of the corporation owned by stockholders who do not vote in favor of the Business Combination;

                          (b) the consideration to be received by such
                      stockholders for such shares shall be in cash or in the same form as the Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate has previously paid for such shares or if the Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate has paid for such shares with varying forms of consideration, the form of consideration for such shares shall be either cash or the form used to acquire the largest number of such shares previously acquired by it;

                          (c) the cash or Fair Market Value as of the date of
                      consummation of the Business Combination or consideration other than cash to be received by such stockholders for such shares shall be at least equal to the Minimum Price Per Share;

                          (d) a proxy or information statement responsive to the
                      requirements of the Securities Exchange Act of 1934 shall be mailed to all stockholders of the corporation at least 30 days prior to the consummation of such Business Combination for the purpose of soliciting stockholder approval of the Business Combination; and

                          (e) after such Controlling Person has become a
                      Controlling Person, such Controlling Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the corporation) of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation or a Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise; or

                      (2) both of the following conditions shall have been met:
               (a) the Continuing Directors of the corporation shall by a majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the Business Combination and have determined to recommend it for approval by the holders of Common Stock of the corporation; and (b) at the time of adoption of such resolution, Continuing Directors shall have comprised at least a majority of the Board of Directors.

               (B) Nothing contained in this paragraph 11 shall be construed to relieve any Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate from any fiduciary obligation imposed by law.

               (C) A majority of the Continuing Directors at a meeting at which a Continuing Director Quorum was present shall have the power and duty to determine in good faith, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this paragraph 11.

               (D) The vote required for any amendment to, or repeal of, all or any portion of this paragraph 11 shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting) not Beneficially Owned by Controlling Persons; provided, however, that if (i) the Continuing Directors of the corporation shall by a majority vote at a meeting at which a Continuing Directors Quorum was present have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders

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         of Common Stock of the corporation, and (ii) at the time of adoption of such resolution, Continuing Directors shall have comprised at least a majority of the Board of Directors, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock of the corporation.

               (E) Capitalized terms used in this paragraph 11 shall have the meanings assigned to them in paragraph 14 hereof.


         12. In addition to the requirements of law and paragraph 11 hereof, the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting) shall be required for the following transactions:

                  (A) Any plan of merger or consolidation of the corporation with another corporation, with respect to which a stockholder vote is required by law;

                  (B) Any sale, lease, or exchange of all or substantially all of the property and assets of the corporation, with respect to which a stockholder vote is required by law;

                  (C) Any dissolution of the corporation;

                  (D) Shareholder adoption of any amendment to, repeal of, or establishment of, a Bylaw; or

                  (E) Any amendment to, or repeal of, all or any portion of this paragraph 12; provided, however, that if (i) the Continuing Directors of the corporation shall by majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving one of the enumerated matters and have determined to recommend it for approval by the holders of Common Stock of the corporation, and (ii) at the time of adoption of such resolution, Continuing Directors shall have comprised at least a majority of the Board of Directors, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the corporation. Capitalized terms used in this paragraph 12 shall have the meanings assigned to them in paragraph 14 hereof.

         13. Stockholder Action.

                  (A) Any action by the stockholders of the corporation shall be taken at a meeting of stockholders and no corporate action may be taken by written consent of the stockholders entitled to vote upon such action.

                  (B) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, (i) may be called by the Chairman of the Board or the President, or by the holders of four-fifths of the outstanding shares of Common Stock of the corporation; and (ii) shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

                  (C) The vote required for any amendment to, or repeal of, all or any portion of this paragraph 13 shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock of the corporation (whether or not the holders of such shares are present or represented at any meeting); provided, however, that if (i) the Continuing Directors of the corporation shall by a majority vote at a meeting at which a Continuing Director Quorum was present have adopted a resolution approving the amendment or repeal proposal and have determined to recommend it for approval by the holders of Common Stock of the corporation, and (ii) at the time of such recommendation, Continuing Directors shall have comprised at least a majority of the Board of Directors, then the vote required shall be the affirmative vote of the holders of at least a majority of the outstanding Common Stock of the corporation.

                  (D) Capitalized terms used in this paragraph 13 shall have the meanings assigned to them in paragraph 14 hereof.

         14. Definitions. The following definitions are to be incorporated in the appropriate provisions of the foregoing paragraphs:

                           "Affiliate" shall mean a Person that directly, or
                  indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with another Person.

                           "Associate" shall mean: (i) any corporation or
                  organization of which a Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent or more of any class of equity securities; (ii) any trust or other estate in which a Person has a five percent or larger beneficial interest of any nature or as to which a Person serves as trustee or in a similar fiduciary capacity; or (iii) the immediate family of a Person, including without limitation, a spouse, parents, children (even if of legal age and living independently), siblings, fathers- and mothers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law.

                           "Beneficial Ownership" shall include without
                  limitation: (i) all shares directly or indirectly owned by a Person, by an Affiliate of a Person, by an Associate of a Person, or an Affiliate; (ii) all shares which such Person, Affiliate, or Associate has the right to acquire (a) through the exercise of any option, warrant or right (whether or not currently exercisable), (b) through the conversion of a security, (c) pursuant to the power to revoke a trust, discretionary account, or similar arrangement, or (d) pursuant to the automatic termination of a trust, discretionary account, or similar arrangement; and (iii) all shares as to which such Person, Affiliate, or Associate, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise (including without limitation any written or unwritten agreement to act in concert but specifically excluding any participation agreement, arrangement, understanding or relationship between or among any two or more commercial banks made or established in connection with and in furtherance of a bona fide lending arrangement with the corporation and/or one or more Subsidiaries) has or shares voting power (which includes the power to vote or to direct the voting of such shares) or investment power (which includes the power to dispose or to direct the disposition of such shares) or both.

                           "Business Combination" shall mean: (i) any merger or
                  consolidation of the corporation with or into a Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate; (ii) any sale, lease, exchange, transfer, or other disposition, including without limitation, a mortgage or any other security device, of all or any Substantial Part of the assets of the corporation or a Subsidiary, including without limitation, any voting securities of a Subsidiary, to or with a Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate; (iii) any merger into or consolidation with the corporation or a Subsidiary, of a Controlling Person, an Affiliate of a Controlling Person, an Associate of a Controlling Person, or Affiliate; (iv) any sale, lease, exchange, transfer, or other disposition to the corporation or a Subsidiary of all or any part of the assets of a Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate; (v) any reclassification of Common Stock of the corporation or any recapitalization involving Common Stock of the corporation, that would have the effect of increasing the voting power of a Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or Affiliate; and (vi) any agreement, contract, or other arrangement providing for any of the transactions described in this definition of Business Combination.

                           "Common Stock" shall mean the common stock of the
                  corporation.

                           "Continuing Director" shall mean any member of the
                  Board of Directors of the corporation who is unaffiliated with a Controlling Person and was a member of the Board prior to the time that the Controlling Person became a Controlling Person, and any successor of a Continuing Director who is unaffiliated with a Controlling Person and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall only be effective if made at a meeting at which a Continuing Director Quorum is present.

                           "Continuing Director Quorum" shall mean a majority
                  of the Continuing Directors capable of exercising the powers conferred upon them under the provisions of the certificate of incorporation or the Bylaws of the corporation or by law.

                           "Control" shall mean the possession, directly or
                  indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

                           "Controlling Person" shall mean any Person who
                  Beneficially Owns a number of shares of Common Stock of the corporation, whether or not such number includes shares not then issued which exceeds a number equal to ten percent of the outstanding shares of Common Stock of the corporation.

                           "Fair Market Value" shall mean: (i) in the case of
                  stock, the highest per share public market asked price, last, or closing price in the event the shares of stock are not listed on a national securities exchange or the highest per share closing public market price in the event the shares of stock are listed on a national securities exchange during the 30-day period immediately preceding the date in question or if no such quoted prices are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith at a meeting at which a Continuing Director Quorum was present; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith at a meeting at which a Continuing Director Quorum was present.

                           "Minimum Price Per Share" shall mean the sum of
                  (i) the higher of (a) the highest gross per share price paid or agreed to be paid to acquire any shares of Common Stock of the corporation Beneficially Owned by a Controlling Person, provided such payment or agreement to make payment was made within three years immediately prior to the records date set to determine the stockholders entitled to vote on the Business Combination in question, or, in the case of a Section 253 Merger, three years immediately prior to the effective date of such Section 253 Merger, and (b) the highest per share public market asked price, last or closing price in the event the shares are not listed on a national securities exchange or the highest per share closing public market price in the event the shares are listed on a national securities exchange, for such shares during such three year period; plus (ii) the aggregate amount, if any, by which five percent for each year, beginning on the date on which such Controlling Person became a Controlling Person, of such higher per share price exceeds the aggregate amount of all Common Stock dividends per share paid in cash since the date on which such Person became a Controlling Person. The calculation of the Minimum Price Per Share shall require appropriate adjustments for capital changes, including without limitation, stock splits, stock dividends, reverse stock splits, and stock distributions.

                           "Person" shall mean an individual, a corporation, a
                  partnership, an association, a joint-stock company, a trust, any unincorporated organization, and any other entity or group. Without limiting the generality of the foregoing, when two or more Persons act as a syndicate or other group for the purpose of acquiring, holding or disposing of any stock of the corporation, such syndicate or other group shall be deemed a Person.

                           "Section 253 Merger" shall mean any Merger of the
                  corporation into another corporation which is a Controlling Person, Affiliate of a Controlling Person, Associate of a Controlling Person, or an Affiliate, pursuant to Section 253 of the Delaware General Corporation Laws, as amended from time to time, or any successor or replacement statute, provided, that such amended, successor or replacement statute does not give voting rights to the stockholders of the corporation with respect to the merger. While such voting rights are part of Section 253 as amended, or of any successor or replacement statute, a merger under such section shall not be deemed a Section 253 Merger for purposes of this definition.

                           "Securities Exchange Act of 1934" shall mean the
                  Securities Exchange Act of 1934, as amended from time to time, as well as any successor or replacement statute.

                           "Subsidiary" shall mean any corporation twenty
                  percent or more of whose outstanding securities representing the right to vote for the election of directors is Beneficially Owned by the corporation and/or one or more Subsidiaries.

                           "Substantial Part" shall mean more than ten
                  percent of the total assets of the corporation or a Subsidiary, as appropriate, as shown on the audited balance sheet of the corporation as of the end of the most recent fiscal year ended prior to the time the determination is being made.

         15. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a Director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

                           CERTIFICATE OF DESIGNATIONS

                                       of

                  Series A Junior Participating Preferred Stock

                                       of

                                  HBO & Company

                         (Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware)

         HBO & Company, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY:

         That, pursuant to authority vested in the Board of Directors of the Corporation by its Certificate of Incorporation, and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation on February 12, 1991 adopted the following resolution providing for the issuance of a series of Preferred Stock:

         RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation (hereinafter called the "Board of Directors" or the "Board") by the Certificate of Incorporation of the Corporation, a series of Preferred Stock, without par value (the "Preferred Stock"), of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

                            I. Designation and Amount

         The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 20,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

                         II. Dividends and Distributions

         (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.05 per share (the "Common Stock"), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock (the "First Quarterly Dividend Payment Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the First Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time (a) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (b) subdivide the outstanding shares of Common Stock, (c) combine the outstanding shares of Common Stock in a smaller number of shares, or (d) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the amount to which holders of shares of Series A Preferred Stock would otherwise be entitled immediately prior to such event under clause
(ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section II immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly

Dividend Payment Date next preceding the date of issue of such shares, unless
(i) the date of issue of such shares is prior to the record date for the First Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of the first issuance of a share of Series A Preferred Stock, or (ii) the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 calendar days prior to the date fixed for the payment thereof.

                               III. Voting Rights

         The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock in a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the number of votes per share to which holders of shares of Series A Preferred Stock would otherwise be entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no voting rights.

                            IV. Certain Restrictions

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section IV, purchase or otherwise acquire such shares at such time and in such manner.

                              V. Reacquired Shares

         Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

                   VI. Liquidation, Dissolution or Winding Up

         Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided, however, that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (B) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, (iii) combine the outstanding shares of Common Stock in a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the aggregate amount to which each holder of shares of Series A Preferred Stock would otherwise be entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which in the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                        VII. Consolidation, Merger, etc.

         In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, in each such case, each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time (A) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock,
(C) combine the outstanding shares of Common Stock in a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the outstanding shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation), then, in each such case and regardless of whether any shares of Series A Preferred Stock are then issued or outstanding, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                VIII. Redemption

         The shares of Series A Preferred Stock shall not be redeemable.

                                    IX. Rank

         The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

                                  X. Amendment

         The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect then adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.